                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, DC  20549

                                    FORM 8-K


                            CURRENT REPORT PURSUANT
                         TO SECTION 13 OR 15(D) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of Earliest Event Reported): January 1, 1998


                                AMEDISYS, INC.
                                --------------
            (Exact name of registrant as specified in its charter)



                                   DELAWARE
                                   --------
                (State or other jurisdiction of incorporation)



               0-24260                          11-3131700
               -------                          ----------
        (Commission File Number)             (I.R.S. Employer
                                              Identification No.)



                3029 South Sherwood Forest Boulevard, Suite 300
                          Baton Rouge, Louisiana 70816
                          ----------------------------
          (Address of principal executive offices, including zip code)



                                 (504) 292-2031
                                 --------------
              (Registrant's telephone number, including area code)

ITEM 1    CHANGES IN CONTROL OF REGISTRANT

          Inapplicable

ITEM 2    ACQUISITION OR DISPOSITION OF ASSETS


               On January 1, 1998, the Company acquired all of the stock of Alliance Home Health, Inc. ("Alliance"), a home health care business with locations throughout Oklahoma, in exchange for $300,000 and 194,286 shares of common stock. The amount of consideration was negotiated through an arm's length transaction. Of the 194,286 shares of Company common stock issued to the former owners of Alliance, 122,857 shares were placed in escrow as consideration for certain contingent liabilities which may be asserted against the former stockholder of Alliance to the extent such claims exceed $500,000 (singularly and/or in aggregate). The contingent liabilities include any material misstatement or omission in any representation or breach of any warranty, covenant or agreement of Alliance or its stockholder, any Medicare liabilities, any liability from lawsuits or arbitration, any payment to be made by Alliance pursuant to a previous acquisition, or any liability addressed in the purchaser document. The escrow period expires December 31, 2003. The majority stockholder of Alliance entered into a three year employment agreement and two year non-compete and non-solicitation agreement with the Company. The employment agreement is for the position of vice president with duties incident to such positions with the Company. The non-compete and non-solicitation agreement is for a period of two years after the termination of the employment agreement. The non-compete and non-solicitation agreement provides that the employee will not divert any business from the Company or compete in the business area defined as the State of Oklahoma. This restricted activity is in relation to home health agencies or infusion-related business. Additionally, the non-compete and non-solicitation agreement provides that the employee will not solicit employees or clients from the Company. This employee resigned in March 1998. The Company does not expect any material ramifications as a result of this action. The acquisition of Alliance was deemed "significant," accordingly, separate historical and pro forma financial statements are filed herewith.


ITEM 3    BANKRUPTCY OR RECEIVERSHIP

          Inapplicable

ITEM 4    CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

          Inapplicable

ITEM 5    OTHER EVENTS

          Inapplicable

ITEM 6    RESIGNATIONS OF REGISTRANT'S DIRECTORS

          Inapplicable

ITEM 7    FINANCIAL STATEMENTS AND EXHIBITS

          (a)   Financial Statements of Business Acquired.

                The financial statements of the acquired business from Alliance Home Health, Inc. for the periods required by Rule 3-05(b) of Regulation S-X are attached hereto as Annex A.

          (b)   Pro Forma Financial Information.

                The pro forma financial information of the Company required pursuant to Article 11 of Regulation S-X is attached thereto as Annex B.

ITEM 8    CHANGE IN FISCAL YEAR

          Inapplicable

                              ARTHUR ANDERSEN LLP






                       ALLIANCE HOME HEALTH, INC.

                       FINANCIAL STATEMENTS
                       AS OF SEPTEMBER 30, 1997 AND 1996
                       TOGETHER WITH INDEPENDENT AUDITORS' REPORT

                                                                         ANNEX A


                              ARTHUR ANDERSEN LLP



                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS



To Alliance Home Health, Inc.:

We have audited the accompanying balance sheets of Alliance Home Health, Inc. (an Oklahoma corporation) as of September 30, 1997 and 1996, and the related statements of operations and retained earnings, and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Alliance Home Health, Inc. as of September 30, 1997 and 1996, and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.


                                                /s/ Arthur Andersen LLP


New Orleans, Louisiana,
June 17, 1998

                           ALLIANCE HOME HEALTH, INC.

                                 BALANCE SHEETS

                          SEPTEMBER 30, 1997 AND 1996



                                    ASSETS                                                  1997                 1996
                                    ------                                              -----------            ---------
CURRENT ASSETS:
 Cash                                                                                   $    64,538           $  116,852
 Accounts receivable, net of allowance for doubtful accounts of
  $190,000 in 1997 and $0 in 1996 (Note 1)                                                1,418,687            1,188,479
 Prepaid expenses                                                                               500              121,079
                                                                                        -----------           ----------

      Total current assets                                                                1,483,725            1,426,410
                                                                                        -----------           ----------

DUE FROM RELATED PARTY (Note 6)                                                             522,693              181,999
                                                                                        -----------           ----------

PROPERTY, PLANT AND EQUIPMENT, NET (Note 3)                                                 230,696              329,758
                                                                                        -----------           ----------

OTHER ASSETS:
 Goodwill, net of accumulated amortization of $53,000
  at September 30, 1996 (Note 1)                                                                 --              278,864
 Deposits                                                                                    19,337               10,638
                                                                                        -----------           ----------

      Total other assets                                                                     19,337              289,502
                                                                                        -----------           ----------

      Total assets                                                                      $ 2,256,451           $2,227,669
                                                                                        ===========           ==========


                LIABILITIES AND STOCKHOLDERS' EQUITY
                ------------------------------------

CURRENT LIABILITIES:
 Accounts payable                                                                       $   733,056           $  187,699
 Accrued expenses                                                                         2,363,958            1,334,260
 Notes payable and current portion of long-term debt (Note 6 and 7)                       1,008,735              988,686
                                                                                        -----------           ----------

      Total current liabilities                                                           4,105,749            2,510,695
                                                                                        -----------           ----------

LONG-TERM DEBT (Note 6 and 7)                                                               725,841              517,369
                                                                                        -----------           ----------

COMMITMENTS AND CONTINGENCIES (Note 8)                                                           --                   --

STOCKHOLDERS' EQUITY:
 Common stock ($1.00 par; 10,000 shares authorized;
  500 shares issued and outstanding)                                                            500                  500
 Retained earnings (deficit)                                                             (2,575,639)            (800,845)
                                                                                        -----------           ----------

      Total stockholders' equity                                                         (2,575,139)            (800,345)
                                                                                        -----------           ----------

      Total liabilities and stockholders' equity                                        $ 2,256,451           $2,227,669
                                                                                        ===========           ==========



   The accompanying notes are an integral part of these financial statements.

                           ALLIANCE HOME HEALTH, INC.

                 STATEMENTS OF OPERATIONS AND RETAINED EARNINGS

                FOR THE YEARS ENDED SEPTEMBER 30, 1997 AND 1996



                                                                      1997         1996
                                                                   ----------   ----------

SERVICE REVENUE (Note 1)                                          $ 9,170,995   $8,317,849

COST OF SERVICE REVENUE                                             4,468,909    4,317,026
                                                                  -----------   ----------

      Gross margin                                                  4,702,086    4,000,823
                                                                  -----------   ----------

GENERAL AND ADMINISTRATIVE EXPENSES:
 Salaries and benefits                                              3,460,841    3,042,298
 Other                                                              2,623,202    1,355,706
                                                                  -----------   ----------

      Total general and administrative expenses                     6,084,043    4,398,004
                                                                  -----------   ----------

OTHER INCOME (EXPENSE):
 Interest expense                                                    (319,255)    (411,721)
 Miscellaneous                                                        (73,582)      (4,447)
                                                                  -----------   ----------

      Total other income (expense)                                   (392,837)    (416,168)
                                                                  -----------   ----------

NET (LOSS)                                                         (1,774,794)    (813,349)

RETAINED EARNINGS (DEFICIT), beginning of year                       (800,845)      12,504
                                                                  -----------   ----------

RETAINED EARNINGS (DEFICIT), end of year                          $(2,575,639)  $ (800,845)
                                                                  ===========   ==========



   The accompanying notes are an integral part of these financial statements.

                           ALLIANCE HOME HEALTH, INC.

                            STATEMENTS OF CASH FLOWS

                FOR THE YEARS ENDED SEPTEMBER 30, 1997 AND 1996


                                                                                            1997                 1996
                                                                                         ----------           ----------
CASH FLOWS FROM OPERATING ACTIVITIES:
 Net (loss)                                                                             $(1,774,794)           $(813,349)
 Adjustments to reconcile net loss to cash provided
  by operating activities-
   Depreciation and amortization                                                             92,165              104,884
   Provision for bad debts                                                                  190,000                   --
   Loss on disposal of property                                                              76,421                   --
   Write-off of goodwill (Note 1)                                                           256,743                   --
   Other, net                                                                                    --               32,113
   (Increase) decrease in receivables                                                      (420,208)             629,039
   (Increase) decrease in prepaid expenses                                                  120,579              (64,004)
   Increase in due from related party                                                      (340,694)            (181,999)
   Increase in deposits                                                                      (8,699)              (2,910)
   Increase in accounts payable                                                             545,357               37,316
   Increase in accrued expenses                                                           1,029,698              696,815
                                                                                        -----------            ---------

      Net cash provided by (used in) operating activities                                  (223,432)             437,905
                                                                                        -----------            ---------

CASH FLOWS FROM FINANCING ACTIVITIES:
 Cash used in purchase acquisitions                                                              --             (100,000)
 Net borrowings on line of credit (Note 6)                                                 (861,275)            (194,071)
 Borrowings of long-term debt                                                             1,456,421              472,374
 Payments of long-term debt                                                                (366,625)            (243,235)
                                                                                        -----------            ---------

      Net cash provided by (used in) financing activities                                   228,521              (64,932)
                                                                                        -----------            ---------

CASH FLOWS FROM INVESTING ACTIVITIES:
 Purchase of property, plant and equipment                                                  (72,000)            (265,696)
 Proceeds from sale of property, plant and equipment                                         24,597                   --
                                                                                        -----------            ---------

      Net cash (used in) investing activities                                               (47,403)            (265,696)
                                                                                        -----------            ---------

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS                                        (52,314)             107,277

CASH AND CASH EQUIVALENTS AT BEGINNING OF YEAR                                              116,852                9,575
                                                                                        -----------            ---------

CASH AND CASH EQUIVALENTS AT END OF YEAR                                                $    64,538            $ 116,852
                                                                                        ===========            =========

SUPPLEMENTAL SCHEDULES OF NONCASH INVESTING AND
 FINANCING ACTIVITIES:
  Acquisition of home health agency-
   Cash paid in exchange                                                                $        --            $ 100,000
   Value of note payable issued in exchange                                                      --               83,100
   Working capital acquired net of cash and cash equivalents                                     --              122,452
   Fair value of property and equipment acquired                                                 --             (121,123)
   Long-term debt assumed                                                                        --               36,250
                                                                                        -----------            ---------

   Goodwill recorded in exchange                                                        $        --            $ 220,679
                                                                                        ===========            =========


   The accompanying notes are an integral part of these financial statements.

                           ALLIANCE HOME HEALTH, INC.

                         NOTES TO FINANCIAL STATEMENTS

                          SEPTEMBER 30, 1997 AND 1996



1.  SUMMARY OF SIGNIFICANT ACCOUNTING PRINCIPLES:

Organization

Alliance Home Health, Inc. (Alliance or the Company) was incorporated on October 14, 1994. The Company provides home health services, primarily to Medicare patients, from nine offices in Oklahoma.

Accounts Receivable

Accounts receivable consist primarily of amounts due from Medicare patients which are recorded in the financial statements based on the interim payment rate currently in effect with the applicable Medicare intermediary. As discussed in
Note 6, substantially all of the Company's Medicare accounts receivable have been pledged to a financing company as collateral on a credit line.

Property and Equipment

Property and equipment is carried at cost. Additions and improvements are capitalized; ordinary maintenance and repair expenses are charged to income as incurred. The cost of property sold or otherwise disposed of and the accumulated depreciation thereon are eliminated from the property and related accumulated depreciation accounts, and any gain or loss is credited or charged to income.

Capitalized leases, primarily of computer equipment, are included in property and equipment at the present value of the future rentals at lease inception and are amortized over the lesser of the applicable lease term or the useful life of the equipment.

For financial reporting purposes, depreciation and amortization of property including those subject to capital leases ($70,000 in 1997 and $57,000 in 1996) is included in other general and administrative expenses and is provided utilizing the straight-line method based upon the following useful lives:

                    Buildings               5 years
             Equipment and furniture       5-15 years


Goodwill

Alliance has acquired the operations and certain assets of other home health agencies. The excess of the amounts paid by Alliance over the fair market value of identifiable assets has been recorded in the balance sheet as goodwill, and is being amortized over a fifteen-year period. Amortization expense was $22,000 and $48,000 during fiscal 1997 and 1996, respectively. In 1997, the Company determined that the realization of the carrying value of goodwill could not be assured and wrote-off the remaining balance of $257,000.

Revenue Recognition Policy

Gross revenue is recorded on an accrual basis based upon the date of service at amounts equal to the Company's established rates or estimated cost reimbursement rates, as applicable. Allowances and contractual adjustments representing the difference between the established rates and the amounts estimated to be payable by third parties are also recorded on an accrual basis and deducted from gross revenue to determine net service revenues.

Reimbursement for home health care services to patients covered by the Medicare program has historically been based on cost reimbursement subject to certain limits. Final reimbursement is determined after submission of annual cost reports and audits thereof by the fiscal intermediaries. Effective October 1, 1997, home health cost limits were reduced and per beneficiary limits were established which will reduce payments to home health service providers in the future. Additional regulations are expected to change the payment methodology for home health care services to Medicare patients from a cost based reimbursement system to a prospective payment system effective October 1, 1999.

Earnings Per Share

Earnings per share prior to the acquisition by Amedisys, Inc. (see Note 9) is not meaningful and is therefore not presented.

Use of Estimates

The accounting and reporting policies of the Company and its subsidiaries conform with generally accepted accounting principles. In preparing the financial statements, the Company is required to make estimates and assumptions that affect the amounts reported in the consolidated financial statements and accompanying notes. Actual results could differ from those estimates.

2.  REIMBURSEMENT FOR MEDICARE SERVICES:

Substantially all of the Company's revenues are received from the Medicare program. The Company is paid for its services to Medicare beneficiaries under a cost reimbursement methodology, subject to maximum amounts per visit as determined by Federal regulation. Alliance submits claims to Medicare intermediaries for visits made, and receives payment for those visits based on tentative interim rates. Alliance's classification of patients' eligibility under the Medicare program and the eligibility of the services provided under Medicare are subject to review by Medicare's fiscal intermediaries. The final reimbursement for Medicare services is determined after Alliance's submission of annual cost reports and audit thereof by the fiscal intermediaries. The Medicare fiscal intermediaries could conclude that some of Alliance's costs are not eligible for inclusion in reimbursable cost, and could determine that some of Alliance's services are not eligible for payment. Such adjustments could have a material effect on Alliance's results of operations.

3.  PROPERTY AND EQUIPMENT:

Property and equipment consists of:

                                             1997          1996
                                          ---------     ---------
       Buildings                          $  15,000      $ 15,000
       Furniture and equipment              326,742       371,357
                                          ---------      --------

       Total                                341,742       386,357
       Accumulated depreciation            (111,046)      (56,599)
                                          ---------      --------

       Net                                $ 230,696      $329,758
                                          =========      ========

4.  INCOME TAXES:

The Company utilizes the liability approach to measuring deferred tax assets and liabilities based on temporary differences existing at each balance sheet date using currently enacted tax rates in accordance with SFAS No. 109. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Deferred tax assets related to the tax benefits of operating losses generated for 1997, 1996 and prior are fully offset by valuation allowances at September 30, 1997 and 1996. The Company has net operating loss carryforwards as of September 30, 1997 totalling approximately $2.4 million which begin expiring in 2010.

5.  RETIREMENT PLAN:

Alliance sponsors a Sec 401(k) retirement plan for its employees. Alliance matches 50% of employee contributions up to maximum of 5% and has no further liability under the plan. Expense incurred under the plan was approximately $11,000 for fiscal years 1997 and 1996.

6.  RELATED PARTY TRANSACTIONS:

Credit Line

Alliance has pledged substantially all of its accounts receivable to Accord Capital Corporation, ("Accord") a financing company controlled by the sole stockholder of Alliance. Interim payments for Medicare accounts are made directly to Accord in repayment of amounts borrowed, plus a fee of 2% of the face amount of the account for each whole or partial 30-day period from the date of the advance by Accord. At September 30, 1997 and 1996 payments which had been received by the financing company exceeded advances made under this agreement by $522,693 and $181,999, respectively. Fees to Accord under this agreement totaled $145,558 for fiscal year 1997 and $314,300 for 1996.

Notes Payable

Alliance also borrowed $200,000 at 9% interest annually from Accord due in October 2000. Interest expense was $18,000 both in fiscal year 1997 and 1996. The outstanding principal balance under this note was $200,000 at September 30, 1997 and 1996.

In addition, Alliance borrowed $750,000 in 1997 at 12% interest annually from a shareholder of Accord due in February 1998. Interest expense was $56,200 in fiscal year 1997. The principal balance outstanding at September 30, 1997 was $750,000.

Other

Alliance paid Accord $55,332 for office equipment during 1996. Alliance also paid Accord $38,408 for consulting fees during 1997.

7.  LONG-TERM DEBT AND CAPITAL LEASES:

Long-term debt and capital leases consist of note payable to financial institutions and certain individuals that are due in monthly installments through 2001:

                                                           1997          1996
                                                        ---------      --------

  Amounts payable under Credit Line                   $        --    $  861,275
  Notes payable to finance and equipment
    companies with interest at 9.0  19.0625%              438,923       509,115
  Notes payable to individuals with interest
    at 12-16%                                           1,192,438            --
  Notes payable to acquired companies with interest
  at 7.5 - 12.5%                                          103,215       135,665
                                                       ----------    ----------
        Total                                           1,734,576     1,506,055
  Current portion                                       1,008,735       988,686
                                                       ----------    ----------

  Long-term                                            $  725,841    $  517,369
                                                       ==========    ==========


The fair value of long-term debt as of September 30, 1997, approximates carrying value.

Maturities of debt as of September 30, 1997 are as follows:

            September 30, 1998        $1,008,735
            September 30, 1999           484,012
            September 30, 2000            41,829
            September 30, 2001           200,000
                                      ----------
                                      $1,734,576
                                      ==========

Substantially all debt was repaid subsequent to September 30, 1997 or assumed by Amedisys, Inc. (Amedisys) in connection with the transaction discussed in Note 9.


8.  COMMITMENTS AND CONTINGENCIES:

Leases

The Company is committed under non-cancelable agreements for real estate and equipment which expire between October 1, 1997 and August, 2000 and require various minimum annual rentals. Total minimum rental commitments at September 30, 1997 are due as follows:

                            1998     $178,083
                            1999       75,207
                            2000       46,085
                                     --------
                                     $299,375
                                     ========

Rent expense for all non-cancelable operating leases was $291,594 and $292,320 for the years ended September 30, 1997 and 1996, respectively.

Self-Funded Insurance Plans

The Company is self-insured for health claims to certain policy limits. Claims in excess of $30,000 per incident and $307,000 in the aggregate over the policy period are insured by third party reinsurers. The Company has accrued a liability for outstanding and incurred, but not reported claims based on historical experience totaling approximately $129,000 at September 30, 1997 and 1996.

9.  SUBSEQUENT EVENT:

On January 1, 1998, Amedisys acquired all of the issued and outstanding stock of the Company in exchange for $300,000 and 194,286 shares of Amedisys common stock. Of the 194,286 shares of Amedisys common stock issued to the former owner of the Company, 122,857 shares were placed in escrow as consideration for contingent liabilities which may be asserted against the Company to the extent such claims exceed $500,000 singularly and/or in aggregate. The escrow period expires December 31, 2003. Amedisys performed management services for the Company under an agreement which commenced in July, 1997 and the Company recorded expenses totaling approximately $609,000, which is included in accounts payable at September 30, 1997. Additional amounts totaling $695,000 were charged to the Company for management fees for the three months ended December 31, 1997. Amedisys also advanced $1,465,000 to the Company for cash flow purposes subsequent to September 30, 1997. Amedisys intends to continue to operate the Company's home health agencies through September 30, 1998, and has committed to fund the working capital needs, if any, of the Company through that date.

                                                                         ANNEX B

                        AMEDISYS, INC. AND SUBSIDIARIES

                 PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

                            AS OF DECEMBER 31, 1997

                               (dollars in 000's)



                                                                                               Alliance      Adjustments/
                                                                  Historical   Alliance (2)   Purchase (1)   Eliminations  Pro Forma

                                                                  ----------   ------------   ------------  -------------- ---------

CURRENT ASSETS:
 Cash                                                               $ 4,070      $       76     $   (323)     $    --      $  3,823
 Accounts receivable, net of allowance for doubtful accounts          9,630              --           --         (695) (4)    8,935
 Prepaid expenses                                                       247              --           --           --           247
 Other current assets                                                   654               1           --           --           655
                                                                    -------       ---------      -------       --------     -------
     Total current assets                                            14,601              77         (323)        (695)       13,660

NOTES RECEIVABLE FROM RELATED PARTIES                                   252              --           --           --           252

PROPERTY, PLANT AND EQUIPMENT, net                                    4,785             220           --           --         5,005

OTHER ASSETS, net                                                     3,232              19        6,330       (1,465) (4)    8,116
                                                                    -------       ---------      -------       --------     -------
     Total assets                                                   $22,870      $      316     $  6,007      $(2,160)     $ 27,033
                                                                    =======       =========      =======       ========     =======

CURRENT LIABILITIES:
 Notes payable and current portion of long-term debt                $ 6,733      $      243     $     --     $     --      $  6,976
 Accounts payable                                                     1,338           1,507*          --         (695) (4)    2,150
  Accrued expenses:
   Payroll and payroll taxes payable                                  2,025             354           --           --         2,379
   Insurance                                                            521             100           --           --           621
   Other                                                                847           1,696           --           --         2,543
                                                                    -------       ---------      -------       --------     -------

     Total current liabilities                                       11,464           3,900           --         (695)       14,669

LONG-TERM DEBT                                                        3,129           1,548           --       (1,465) (4)    3,212
                                                                    -------       ---------      -------       --------     -------

     Total liabilities                                               14,593           5,448           --       (2,160)       17,881
                                                                    -------       ---------      -------       --------     -------
MINORITY INTEREST                                                         3              --           --           --             3
                                                                    -------       ---------      -------       --------     -------
COMMON STOCK                                                              3               1           --           --             4

PREFERRED STOCK                                                           1              --           --           --             1

ADDITIONAL PAID-IN CAPITAL                                            7,092              --          874           --         7,966

TREASURY STOCK                                                          (25)             --           --           --           (25)


RETAINED EARNINGS                                                     1,203          (5,133)       5,133           --         1,203
                                                                    -------       ---------      -------       --------     -------

     Total stockholders' equity                                       8,274          (5,132)       6,007           --         9,149
                                                                    -------       ---------      -------       --------     -------
     Total liabilities and stockholders' equity                     $22,870      $      316     $  6,007      $(2,160)     $ 27,033
                                                                    =======       =========      =======       ========     =======


*Reflects accrual of approximately $1.7 million to reflect reduction in estimated reimbursement rates on services provided to beneficiaries of government payment programs for the quarter ended December 31, 1997.

                        AMEDISYS, INC. AND SUBSIDIARIES

            PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

                      FOR THE YEAR ENDED DECEMBER 31, 1997

                         (dollars and shares in 000's)



                                                                                               Alliance      Adjustments/
                                                                  Historical   Alliance (2)   Purchase (1)   Eliminations  Pro Forma

                                                                  ----------   ------------   ------------  -------------- ---------

INCOME:
 Service revenue                                                    $54,496      $    9,171     $     --      $(1,304)(4)   $62,363
 Cost of Service Revenue                                             30,641           4,469           --           --        35,110
                                                                    -------       ---------      -------     --------        ------
     Gross margin                                                    23,855           4,702           --       (1,304)       27,253
                                                                    -------       ---------      -------     --------       -------
GENERAL AND ADMINISTRATIVE EXPENSES:
 Salaries and benefits                                               12,651           3,461           --           --        16,112
 Other                                                               11,792           2,623           --         (214)(3)(4) 14,201
                                                                    -------       ---------      -------     --------       -------
     Total general and administrative expenses                       24,443           6,084           --         (214)       30,313
                                                                    -------       ---------      -------     --------       -------
     Operating income                                                  (588)         (1,382)          --       (1,090)       (3,060)
                                                                    -------       ---------      -------     --------       -------
OTHER INCOME AND EXPENSE:
 Interest income                                                         31               1           --           --            32
 Interest expense                                                      (870)           (320)          --           --        (1,190)

 Miscellaneous                                                         (123)            (74)          --           --          (197)
                                                                    -------       ---------      -------     --------       -------
     Total other income and expenses                                   (962)           (393)          --           --        (1,355)
                                                                    -------       ---------      -------     --------       -------

Income (loss) before income taxes, minority interest and cumulative
 effect of change in accounting principle                            (1,550)         (1,775)          --       (1,090)       (4,415)


PROVISION (BENEFIT) FOR ESTIMATED INCOME TAXES                         (382)             --           --         (381)(5)      (763)
                                                                    -------       ---------      -------     --------       -------
INCOME (LOSS) BEFORE MINORITY INTEREST                               (1,168)         (1,775)          --         (709)       (3,652)


MINORITY INTEREST IN CONSOLIDATED SUBSIDIARY                            209              --           --           --           209
                                                                    -------       ---------      -------     --------       -------

 Net income (loss) before cumulative effect of change in accounting
  principle                                                        $   (959)     $   (1,775)    $     --     $   (709)     $ (3,443)
                                                                    =======       =========      =======     ========       =======

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING                            2,735              --          194 (6)       --         2,929

INCOME (LOSS) PER SHARE BEFORE CUMULATIVE EFFECT OF
 CHANGE IN ACCOUNTING PRINCIPLE                                    $  (0.35)           N/A             N/A       N/A       $  (1.18)



                        AMEDISYS, INC. AND SUBSIDIARIES

         NOTES TO PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS


A.  Basis of Presentation

     As discussed in the Company's annual report on Form 10-K for the year ended December 31, 1997, on January 1, 1998, the Company acquired all of the issued and outstanding stock of Alliance Home Health, Inc. ("Alliance"), a home health business with locations throughout Oklahoma, in exchange for $300,000 and 194,286 shares of common stock (the "Alliance Acquisition").

     The accompanying pro forma condensed consolidated balance sheet has been prepared by applying certain pro forma adjustments to historical financial information, assuming the Alliance Acquisition occurred on December 31, 1997. The pro forma condensed consolidated statement of operations for the year ended December 31, 1997 has been prepared based upon certain pro forma adjustments to historical financial information, assuming the Alliance Acquisition occurred on January 1, 1997.

     The pro forma data are not necessarily indicative of the operating results or financial position that would have occurred had the transaction described above been consummated at the dates indicated, nor necessarily indicative of future operating results or financial position.

     Basic net income (loss) per share of common stock is calculated by dividing net income (loss) applicable to common stock by the weighted average number of common shares outstanding during the year, adjusted to give effect to shares issued in connection with the Alliance Acquisition assuming that the transaction had taken place on January 1, 1997. Diluted net income (loss) per share is not presented because stock options and convertible securities outstanding during the periods presented were not dilutive.

B.  ALLIANCE ACQUISITION ADJUSTMENTS

     (1) Record the payment of cash and the issuance of common stock in connection with the Alliance Acquisition, and to record the related goodwill.

     (2) Reflect the Alliance financial position as of December 31, 1997 in the balance sheet and operating results for its fiscal year ended September 30, 1997 in the statement of operations.

     (3)  Reflect the amortization of goodwill on Alliance Acquisition.

     (4)  Eliminate transactions and balances between the Company and Alliance.

     (5) Adjust the Company's income tax expense for the effect of the adjustments described in notes (1) through (4) assuming an effective tax rate of 35%.

     (6)  Reflect Amedisys shares issued in Alliance acquisition.

                                   SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                         AMEDISYS, INC.

                         By /s/ MITCHEL G. MOREL
                           -----------------------------------------
                           MITCHEL G. MOREL, Chief Financial Officer


Dated: July 23, 1998

                                    EXHIBITS


Exhibit
No.                                                                       Page
--------                                                                  ----

  2.1(1)  Exchange Agreement..........................................    A-1

  (1) Previously filed as exhibit to the Company's Annual Report on Form 10-K filed April 16, 1998.